UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 9, 2014

Bitcoin Shop, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-55141	26-2477977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1901 North Fort Myer Drive, Suite #1105 Arlington, Virginia	22209
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 764-1084

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANAGEMENTS OF CERTAIN OFFICERS.

On September 9, 2014, Bitcoin Shop, Inc. (the “Company”) entered into an Employment Agreement Cancellation and Release Agreement (each, a “Cancellation Agreement” and, collectively, the “Cancellation Agreements”)  with each of Timothy Sidie, its Chief Technical Officer; Charles Allen, its Chief Executive Officer and Chief Financial Officer; Michal Handerhan, its Chief Operating Officer and Charles Kiser, its Chief Marketing Officer (collectively, the “Company Officers”).  Pursuant to the terms of the Cancellation Agreements, the Company Officers agreed to cancel their respective employment agreements entered into on February 5, 2014 and continue as “at will” employees of the Company.

Additionally, certain of the Company Officers have agreed to waive payment of their respective salaries from September 2014 to February 2015.

The foregoing description of the Cancellation Agreements and related transactions does not purport to be complete and is qualified in its entirety by reference to the complete text of the Cancellation Agreements which are filed as exhibits hereto and incorporated herein by reference.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The following is filed as an Exhibit to this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Timothy Sidie dated September 9, 2014
10.2	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Charles Allen dated September 9, 2014
10.3	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Michal Handerhan dated September 9, 2014
10.4	Employment Agreement Cancellation and Release between Bitcoin Shop, Inc. and Charles Kiser dated September 9, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITCOIN SHOP INC.

Dated: September 10, 2014	By:	/s/ Charles W. Allen
Charles W. Allen
Chief Executive Officer